Exhibit 3

Classification: Ostensive Document Management Units: AJ2 / JUINV

P O W E R  O F  A T T O R N E Y

BNDES PARTICIPACÕES SA - BNDESPAR, joint-stock company incorporated as a wholly-owned subsidiary of the BRAZILIAN DEVELOPMENT BANK - BNDES, headquartered in Brasília, Federal District, in Setor Comercial Sul, Centro Empresarial Parque Cidade, Quadra 9, Torre C, 12th floor and services in the city of Rio de Janeiro, State of Rio de Janeiro, at Avenida República do Chile no. 100, centro, registered with CNPJ/ME under no. 00,383,281/0001-09, hereinafter “Grantor” or “BNDESPAR”, hereby represented by its President GUSTAVO HENRIQUE MOREIRA MONTEZANO, Brazilian, in a common-law marriage, graduated in Engineering, holder of the national driver’s license no. 00486769050, issued by DETRAN/RJ, and registered with CPF/ME under no. 018.519.627-60, and by its Managing Director SAULO BENIGNO PUTTINI, Brazilian, married, lawyer, ID no. 191548-0, issued by DPT/DF, and registered with CPF/ME under no. 857.590.071-49, both with business address at the city of Rio de Janeiro, State of Rio de Janeiro, at Avenida República do Chile, no. 100, Centro, under the terms of articles 653 to 691 of the Brazilian Civil Code (Law no. 10,406, of 01/10/2020) and article 20, I and sole paragraph, and article 22, §§ 1st and 2nd, of the BNDESPAR by-laws, approved at the BNDES Extraordinary Shareholder’s Meeting held on 06.29.2018 (5th AGE), published in the Federal Register on 07.11.2018, and subsequent amendments, appoint and constitutes its attorneys with sufficient authority, all with business addresses in the city of Rio de Janeiro, State of Rio de Janeiro, at Avenida República do Chile, no. 100, Centro, for a period of 1 (one) year from the present date, Messrs.: 1) LEONARDO MENDES CABRAL, Brazilian, married, Engineer, ID no. 12048654-3, issued by IFP-RJ, registered with CPF/ME under no. 086.464.857-06, BNDESPAR’s Managing Director; 2) RICARDO WIERNING DE BARROS, Brazilian, married, Data processing technician, ID no. 02127169664, issued by DETRAN/RJ, registered with CPF/ME under no. 806.663.027-15, BNDESPAR’s Managing Director; 3) ÂNGELA BRANDÃO ESTELLITA LINS, Brazilian, married, Psychologist, ID no. 03.224.895-7, issued by DETRAN/RJ, registered with CPF/ME under no. 898.354.337-09, BNDESPAR’s Managing director; 4)  BIANCA NASSER PATROCÍNIO, Brazilian, in a common-law marriage, Economist, ID no. 10623882-7 issued by IFP/RJ, registered with CPF/ME under no. 071.233.797-05, BNDESPAR’s Managing director; 5) FÁBIO ALMEIDA ABRAHÃO, Brazilian, married, Engineer, ID no. 00268511380, issued by DETRAN/RJ, registered with CPF/ME under no. 082.343.597-03, BNDESPAR’s Managing director; 6) SAULO BENIGNO PUTTINI, Brazilian, married, Lawyer, ID no. 191548-0, issued by DPT/DF, registered with CPF/ME under no. 857.590.071-49, BNDESPAR’s Managing director; 7) PETRÔNIO DUARTE CANÇADO, Brazilian, married, Engineer, ID no. 67513901, issued by DETRAN-RJ, registered with CPF/ME under no. 024.934.747-40, BNDESPAR’s Managing director; 8) CLAUDENIR BRITO PEREIRA,

Brazilian, divorced, Federal civil servant, ID no. 096708524, issued by SSP-RJ, registered with CPF/ME under no. 180.782.718-67, BNDESPAR’s Managing director; 9) PABLO VALENTE DE SOUZA, Brazilian, single, Engineer, ID no. 118.564.384, issued by IFP/RJ, and registered with CPF/ME under no. 082.232.067-30, Deputy Managing Director; 10) BERNARDO DE SOUZA LEÃO JOPPERT, Brazilian, married, Economist, ID no. 10801337-6, issued by IFP-RJ and registered with CPF/ME under no. 078.741.007-19, Head of Department; 11) FILIPE BARRETO BAETAS, Brazilian, single, Economist, ID no. 10602488-8, issued by DETRAN/RJ, and registered with CPF/ME under no 116.040.927-77, Head of Department; 12) FILIPE BORSATO DA SILVA, Brazilian, married, Economist, ID no. 20209810-9, issued by DETRAN-RJ, and registered with CPF/ME under no. 103.366.417-02, Head of Department; 13) FABIO REGO RIBEIRO, Brazilian, married, Engineer, ID no. 10202679-6, issued by IFP/RJ, and registered with CPF/ME under no. 044.453.987-56, Head of Department; 14) PAULO CASTOR DE CASTRO, Brazilian, married, Engineer, ID no. 08703763-6, issued by IFP/RJ, and registered with CPF/ME under no. 865.957.417-68, Head of Department; 15) DANIEL ALONSO NEGRINI, Brazilian, divorced, Engineer, ID no. 4841476, issued by SSP/GO, and registered with CPF/ME under no. 018.178.131-02, Head of Department; 16) ALDO HENRIQUE TREU RAMOS, Brazilian, married, Economist, ID no. 10821511-2, issued by IFP/RJ, and registered with CPF/ME under no. 080.199.387-37, Manager; 17) RICARDO GONÇALVES DANIEL, Brazilian, single, Economist, ID no. 13.506.154-7, issued by DETRAN/RJ, and registered with CPF/ME under no. 104.944.197-41, Manager; 18) ELISA CAPISTRANO DE CASTRO, Brazilian, single, Engineer, ID no. 11660572-6, issued by IFP/RJ, and registered with CPF/ME under no. 094.335.267-32, Manager; 19) THIAGO CAMPOS GUIMARÃES RODRIGUES, Brazilian, married, Lawyer, ID no. 160.485, issued by OAB-RJ and registered with CPF/ME under no. 057.720.707-54, Manager; the attorneys mentioned in items 1 to 19 above are hereinafter referred to simply as “Grantees”, when referred as a group, or “Grantee”, when referred to individually, with special authority to represent the Grantor in practice of the following acts, reserving equal authorities: (i) the Grantee listed in item 1, singly: (i.1) in signing correspondence as the BNDESPAR Director of Investor Relations; (ii) the Grantee listed in item 1, always in conjunction with the Grantee listed in item 9:  (ii.1) in signing shareholders’ agreements and amendments to such agreements, provided that the respective execution has been approved by BNDESPAR Board of Directors; (ii.2) in signing transaction instruments and amendments to such instruments, provided that the respective execution has been approved by the BNDESPAR Executive Board; (ii.3) in the execution, as a shareholder, of adhesion contracts, by public limited companies in which share capital BNDESPAR participates, to differentiated segments of corporate governance, such as the Bovespa Mais Participation Agreement, the Differentiated Practices Adoption Agreement of Corporate Governance Level 1, the Differentiated Corporate Governance Practices Adoption Agreement Level 2 and the Participation in the Novo Mercado Agreement, as well as in the execution of amendments to such contracts, in any case provided the execution of such agreements has been approved by the competent corporate body(ies) of the corporation in whose capital BNDESPAR participates and observing the respective listing regulations; (ii.4) in signing notifications, forms and requests for approval of acts of economic concentration to the Administrative Council for Economic Defense - CADE; and (ii.5) in signing discharge declarations, release of guarantees, declarations of compliance with obligations, declarations of early settlement and declarations of extinction of rights and obligations; (iii) any of the Grantees listed in items 1, 9, 10, 11, 12, 13, 14 and 15, always in conjunction with 2 (two): (iii.1) in signing the Statement of Professional Investor Condition, as defined in article 9-A of CVM Instruction no. 539, of November 13, 2013, as amended, and in any other acts issued by the Securities and Exchange Commission of Brazil - CVM, as well as (iii.2) in signing fidelity agreements to investment fund regulations, registration forms and instrument of investiture in committees, councils or any other bodies of investment funds, provided that the subscription and payment of quotas of such investment funds have been approved by the BNDESPAR Board of Directors; (iv) the Grantees listed in items 1, 2, 3, 4, 5, 6, 7 and 8, always in conjunction with 2 (two), or the Grantee listed in item 9, always in conjunction with one of the grantees listed in items 10 to 15: (iv.1) in the performance of all acts necessary for the registration of auctions and public offers for the sale of shares and other securities owned by BNDESPAR before ANBIMA - Brazilian Association of Financial and Capital Market Entities and / or B3 SA - Brazil, Bolsa, Balcão and / or the CVM and, in the event of abroad sale efforts, before any other foreign or supranational regulatory bodies in the capital market, provided that the preliminary adherence to the offer dealings has been approved by the BNDESPAR Board of Directors; (iv.2) in signing notifications or communications necessary for the faithful fulfillment of contracts entered into by BNDESPAR or of decisions taken by the BNDES Board of Directors, by the BNDESPAR Board of Directors, or even by BNDESPAR Managing Director, as the case may be, such as notifications and communications from termination of shares of shareholders’ agreements entered into by BNDESPAR, notifications and communications of the exercise of the right to convert or exchange securities, notifications and communications of the exercise of the option to purchase or sell securities, notifications and communications of the exercise of the right to preference for the acquisition of securities, notifications and communications of acquisition or sale of relevant shareholding interest, as provided for in article 12 in CVM Instruction no. 358/2002, as amended, notifications and communications of the exercise of the right of joint sale or drag along, notifications and communications to request training or assembly of depositary receipts (UNITS), as well as notifications and communications of consent or disagreement in relation to matters subject to prior approval by the BNDESPAR Board of Directors pursuant to agreements of shareholders; (iv.3) in the conclusion or termination of contracts for intermediation of operations carried out on a stock exchange or on an organized over-the-counter market, with brokerage firms or distributors of bonds and securities, as well as in signing amendments to such contracts and other documents relevant to the execution of brokerage services; (iv.4) in the execution of all unilateral declarations, contracts, contractual amendments and other legal acts necessary to formalize public offers for the sale of shares and other securities owned by BNDESPAR, such as, but not limited to, Letter of Accreditation and Request for Proposal - RFP, as provided for in BNDESPAR Resolution no. 119/2018 or another that may replace it, the declaration provided for in article 56 of CVM Instruction no. 400, of 12/29/2003, or another that may replace it, coordination contracts, firm guarantee of liquidation, acquisition and placement of shares, service contracts for the stabilization of share price, service contracts with B3, differentiated share loan contracts, placement facilitation agreements, lock-up agreements, service of process agent appointment letters and closing certificates, in any case provided preliminary membership of the offer negotiations have been approved by the BNDESPAR Board of Directors; and (iv.5) in signing documents intended to fulfill obligations with the Securities and Exchange Commission arising from the ownership of securities by BNDESPAR, under the terms of the Securities Exchange Act of 1934, such as, but not limited to, Schedule 13D forms and respective amendments, Schedule 13G forms and respective amendments; and (v) the Grantees listed in items 1, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19, always in conjunction with 2 (two), one being necessarily any of the Grantees listed in items 1, 9, 10, 11, 12, 13, 14 and 15: (v.1) in the performance of all acts necessary to forward proposals or orders to financial institutions coordinating public offers for the acquisition or subscription of securities distributed through such offers, under the terms and conditions approved by the BNDESPAR Board of Directors and, for this purpose, can sign any documents that are necessary for the referred referral, with the exception that acts related to the financial settlement of any acquisition or subscription of securities in a public offering are not included in the powers granted by the present item (v.1). The same powers granted to the Grantee listed in item 9 are conferred on their respective substitute in this capacity, among the Grantees listed in items 10 to 15. The same powers granted to the Grantee listed in item 1 are granted to their respective substitutes in this capacity designated in an Ordinance by the President of BNDESPAR. In any event, the substitution of the powers now granted is prohibited. The pages of this Instrument are initialed by Carlos Eduardo Fernandes de Oliveira, BNDESPAR lawyer, upon authorization of the legal representatives who sign it.

Rio de Janeiro, August 17, 2020